EXHIBIT 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-68488, 33-12453, 33-13577, 33-30884, 33-39265,
333-0567, 333-69445 and 333-69441) of Kulicke and Soffa Industries, Inc. of our report dated December 6, 1999, except as to Note 15 which is as of December 15, 1999, relating to the financial statements and financial statement schedule of Kulicke and Soffa Industries, Inc., which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
December 20, 1999